Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                ARRAN2005

Arran Funding Limited - Series:         05-B

ABS - Credit Card - Bank, Closing Date: December 15, 2005

As at:                                  August 15, 2006

                   RATING (S&P/Moodys/Fitch)      POOLFACTOR        PAY       NEXT PAY                         COUPON
TRANCHE   CURRENCY   ORIGINAL       CURRENT    ORIGINAL  CURRENT FREQUENCY      DATE               BASIS                  CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1    USD    AAA /Aaa/AAA  AAA /Aaa/AAA    100%     100%    Quarterly  15 Sep 2006  3 Mth $ LIBOR +         0.05%   5.37938%
Class A2    EUR    AAA /Aaa/AAA  AAA /Aaa/AAA    100%     100%     Monthly   15 Aug 2006  1 Mth EURIBOR +         0.09%   3.00600%
Class A3    GBP    AAA /Aaa/AAA  AAA /Aaa/AAA    100%     100%    Quarterly  15 Sep 2006  3 Mth (pound) LIBOR +   0.09%   4.82406%
Class B3    GBP       A/A1/A        A/A1/A       100%     100%    Quarterly  15 Sep 2006  3 Mth (pound) LIBOR +   0.26%   4.99406%
Class C1    USD    BBB/Baa2/NR    BBB/Baa2/NR    100%     100%    Quarterly  15 Sep 2006  3 Mth $ LIBOR +         0.40%   5.72938%
Class C3    GBP    BBB/Baa2/NR    BBB/Baa2/NR    100%     100%    Quarterly  15 Sep 2006  3 Mth (pound) LIBOR +   0.46%   5.19406%

      Scheduled start of Controlled Accumulation Period: 1 June, 2009
      Expected maturity:                                 15 December, 2010
      Legal final maturity:                              15 December, 2012
      Structure:                                         Sr/sub Seq Pay
      Tax Election:                                      Debt
      Amort. Type:                                       Soft Bullet
      Transferors:                                       The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                       The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                          RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                           Bank of New York (The)
      Underwriter:                                       The Royal Bank of Scotland plc

Pool Performance
==============================================================================================================================
Month end       Gross       Expense     Gross Charge     Net Charge       Excess        Excess          Transferor Interest
              Yield (%)     Rate (%)    Off Rate (%)    Off Rate (%)    Spread (%)     Spread (%)           %          Min %
                                                                                     Roll 1/4 Ave
Jul 31, 2006    19.79%       5.33%           7.39%           7.15%         7.32%         7.55%            40.80%          6%
Jun 30, 2006    20.24%       5.85%           7.04%           6.81%         7.58%         7.41%            41.13%          6%
May 31, 2006    21.17%       5.67%           7.96%           7.76%         7.74%         7.59%            42.10%          6%
Apr 30, 2006    17.93%       4.97%           6.19%           6.04%         6.92%         7.47%            42.57%          6%
Mar 31, 2006    21.86%       6.06%           7.79%           7.68%         8.12%         7.95%            42.14%          6%
Feb 28, 2006    18.24%       5.11%           5.88%           5.76%         7.37%          N/A             44.54%          6%
==============================================================================================================================

Delinquencies (loans which are 30 days or more past due)
==============================================================================================================================
                                                       (% Pool)
                     --------------------------------------------------------------------------------------
Month end              30-59 days         60-89 days               90-179 days              180+ days                Total
Jul 31, 2006             1.32%               1.01%                     2.63%                  3.64%                  8.60%
Jun 30, 2006             1.27%               1.02%                     2.59%                  3.59%                  8.47%
May 31, 2006             1.29%               1.06%                     2.48%                  3.47%                  8.31%
Apr 30, 2006             1.37%               1.03%                     2.43%                  3.47%                  8.30%
Mar 31, 2006             1.29%               1.01%                     2.40%                  3.36%                  8.06%
Feb 28, 2006             1.32%               0.97%                     2.32%                  3.24%                  7.85%
==============================================================================================================================

Payment Rate
===============================================================================
                         Payments                              Pool balance
              ------------------------------                   ------------
Month End     Total ((pound)000)    Rate (%)                     (pound)000
Jul 31, 2006      1,099,658          22.39%                      4,883,405
Jun 30, 2006      1,144,949          22.93%                      4,911,036
May 31, 2006      1,202,916          23.90%                      4,992,642
Apr 30, 2006        977,762          19.57%                      5,033,594
Mar 31, 2006      1,302,499          24.99%                      4,996,352
Feb 28, 2006      1,071,000          20.30%                      5,212,805
===============================================================================

========================================================
Average Actual Balance:                   (pound) 1,096

Number of Accounts:                           4,456,333
========================================================

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of August, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business